Filed Pursuant to Rule 433
Registration Statement Number: 333-145491-02
*NEW ISSUE* $608+MM CATERPILLAR FINANCIAL ASSET TRUST 2008-A
BOOKS/LEADS: BARCLAYS / ML
CO-MANAGERS: ABN, BOA, CITI, JPM

Cls	$Amt-mm	WAL	M/S&P	WINDOW	SPREAD	Yield	Coupon	Dollar
A-1	182.000	0.35	P-1/A-1+	8	IntL+4	3.0050	3.005	100
A-2A	105.000	1.20	Aaa/AAA	14	EDSF+115	4.130	4.09	99.994316
A-2B	122.000	1.20	Aaa/AAA	14	1mL+115			100
A-3	199.671	2.45	Aaa/AAA	17	IntS+175	4.9920	4.94	99.998113

DISTRIBUTION DATES: 25th of each month
FIRST PAYMENT DATE: May 27, 2008
SETTLE: April 29, 2008
All Classes ERISA Eligible
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling the toll-free number at 1-888-227-2275, requesting to be connected to Ext. 2663.